Exhibit 10.1

FOURTH AMENDMENT TO

NINTH AMENDED AND RESTATED

CREDIT AGREEMENT

This FOURTH AMENDMENT dated as of January 30, 2006 (this “Fourth Amendment”) to that certain NINTH AMENDED AND RESTATED CREDIT AGREEMENT, as amended (as so amended, the “Credit Agreement”), dated as of December 31, 2003, is among GULF ISLAND FABRICATION, INC., a Louisiana corporation (“Borrower”), GULF ISLAND, L.L.C., a Louisiana limited liability company (“Gulf Island Subsidiary”), DOLPHIN SERVICES, L.L.C., a Louisiana limited liability company and successor by merger to Dolphin Services, Inc. (“Dolphin”), SOUTHPORT, L.L.C., a Louisiana limited liability company and successor by merger to Southport, Inc. (“Southport”), GULF ISLAND MINDOC COMPANY, L.L.C. (formerly Vanguard Ocean Services, L.L.C.), a Louisiana limited liability company (“MinDOC”), and NEW VISION L.P., a Texas limited Partnership (“New Vision”), NEW VISION GENERAL PARTNER, L.L.C., a Louisiana limited liability company (“New Vision GP”), NEW VISION LIMITED PARTNER, L.L.C., a Louisiana limited liability company (“New Vision LP”), as Guarantors, WHITNEY NATIONAL BANK, a national banking association (“Whitney”) and JPMORGAN CHASE BANK, N.A. (successor by merger to BANK ONE, N.A., Chicago) in its individual capacity (“JPMorgan”) (Whitney and JPMorgan, each a “Lender” and collectively the “Lenders”) and JPMorgan, as Agent and LC Issuer.

WHEREAS, the Borrower intends to cause New Vision to acquire certain assets of Gulf Marine Fabricators, an indirect subsidiary of Technip-Coflexip USA Holdings, Inc., near Corpus Christi, Texas (the “Acquisition”); and

WHEREAS, the Acquisition shall be for a cash price of approximately $40,000,000.00 together with issuance of stock of Borrower; and

WHEREAS, the Borrower has requested that the Lenders extend the Facility Termination Date under the Credit Agreement and increase the maximum principal amount of the aggregate Commitments from $20,000,000.00 to $50,000,000.00, and make other modifications in order to accommodate such acquisition; and

WHEREAS, the Borrower has sold its interest in MinDOC, LLC, an Excluded Subsidiary, and wishes to delete all references to MinDOC, LLC from the Credit Agreement; and

WHEREAS, the Lenders are agreeable thereto, on the terms and conditions set forth herein;

NOW, THEREFORE, the parties hereto do hereby amend the Credit Agreement, all on the terms and conditions hereof and do hereby agree as follows:

1. Unless otherwise defined herein, all defined terms used in this Fourth Amendment shall have the same meaning ascribed to such terms in the Credit Agreement.

2. The Credit Agreement is hereby amended by amending and restating the definition of “Applicable Margin” to read in its entirety as follows:

“Applicable Margin” means, with respect to Eurodollar Advances, 1.25% per annum.

3. The Credit Agreement is hereby amended by amending and restating the definition of “Collateral Documents” to read in its entirety as follows:

“Collateral Documents” means the documents set forth on Exhibit A hereto, together with all amendments, modifications, and restatements thereof, including any requested by the Agent in connection with assets acquired in the Acquisition or pursuant to Section 4.1(vii) or otherwise.

4. The Credit Agreement is hereby amended by amending and restating the definition of “Excluded Subsidiaries” to read in its entirety as follows:

“Excluded Subsidiaries” means Southport of Houma, L.L.C., GIFI Properties, L.L.C., and Deep Ocean Services, L.L.C.

5. The Credit Agreement is hereby amended by amending and restating the definition of “Facility Termination Date” to read in its entirety as follows:

“Facility Termination Date” means July 31, 2008 or any later date as may be specified as the Facility Termination Date in any amendment to this Agreement or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

6. The Credit Agreement is hereby amended by amending and restating the definition of “Guarantor” to read in its entirety as follows:

“Guarantor” means each of the Existing Subsidiaries and their respective successors and assigns, together with any Subsidiaries (other than Excluded Subsidiaries) formed from time to time, including New Vision, New Vision GP, and New Vision LP.

7. The Credit Agreement is hereby amended by amending and restating the definition of “Guaranty” to read in its entirety as follows:

“Guaranty” means that certain Amended and Restated Subsidiary Continuing Guaranty dated as of January 30, 2006, executed by the Existing Subsidiaries and New Vision, New Vision GP, and New Vision LP in favor of the Agent, for the ratable benefit of the

Lenders, as they may be amended or modified and in effect from time to time.

8. Section 2.19.4 of the Credit Agreement is hereby amended by deleting the number “$300.00” appearing in subpart (x) and replacing it with the number “$500.00”.

9. The Credit Agreement is hereby amended by amending and restating the Commitment of each Lender as appearing on its signature page to read as follow:

JPMorgan Chase Bank, N.A.	$25,000,000.00
Whitney National Bank	$25,000,000.00

The parties hereto acknowledge that the Credit Agreement does not impose a sub-limit or restriction on the percentage or amount of the Aggregate Commitments that may be utilized for Facility LCs rather than for Loans.

10. Within ten (10) days after completion of the Acquisition, New Vision agrees to execute a first priority mortgage and deed of trust and security agreement affecting such of the properties and assets acquired in the Acquisition as may be directed by Agent. New Vision shall also furnish to Agent a mortgagee title insurance policy with respect to, and a survey of, the real property acquired by New Sub in the Acquisition, other than the real property in Refugio, Texas, not later than thirty (30) days after the Acquisition.

11. The Borrower has executed and delivered to Lenders new Notes in amendment and Restatement of the Notes delivered pursuant to the Credit Agreement as evidence of the increased Commitment of the Lenders.

12. The Existing Subsidiaries and New Vision, New Vision GP, and New Vision LP have executed a Guaranty contemporaneously with this Fourth Amendment. In the case of the Existing Subsidiaries, such Guaranty constitutes, in part, an amendment and restatement of the Guaranty dated as of December 31, 2003 and reflects the consent by the Existing Subsidiaries to the increase in the obligations owed by the Existing Subsidiaries as the result of this Fourth Amendment, the increase in the maximum amount of the Commitment of each Lender, and the other terms and conditions hereof.

13. Except to the extent its provisions are specifically amended, modified or superseded by this Fourth Amendment, the representations, warranties and affirmative and negative covenants of the Borrower contained in the Credit Agreement are incorporated herein by reference for all purposes as if copied herein in full. The Borrower hereby restates and reaffirms each and every term and provision of the Credit Agreement, as amended, including, without limitation, all representations, warranties and affirmative and negative covenants. Except to the extent its provisions are specifically amended, modified or superseded by this Fourth Amendment, the Credit Agreement, as amended, and all terms and provisions thereof shall remain in full force and effect, and the same in all respects are confirmed and approved by the parties hereto.

14. Borrower and each Guarantor acknowledge and agree that this Fourth Amendment shall not be considered a novation or a new contract. Borrower and each Guarantor acknowledge that all existing rights, titles, powers, Liens, security interests and estates in favor of the Lenders constitute valid and existing obligations and Liens and security interests as against the Collateral in favor of the Agent for the benefit of the Lenders. Borrower and each Guarantor confirm and agree that (a) neither the execution of this Fourth Amendment nor the consummation of the transactions described herein shall in any way effect, impair or limit the covenants, liabilities, obligations and duties of the Borrower and each Guarantor under the Loan Documents and (b) the obligations evidenced and secured by the Loan Documents continue in full force and effect. Each Guarantor hereby further confirms that it unconditionally guarantees to the extent set forth in the Guaranty the due and punctual payment and performance of any and all amounts and obligations owed the Borrower under the Credit Agreement or the other Loan Documents.

15. Borrower and each Guarantor that has executed any mortgage, security agreement, pledge, or other security device as security for the obligations under the Credit Agreement hereby acknowledges and affirms that such security remains in effect for the obligations evidenced by the Credit Agreement, as amended by this Fourth Amendment. Further, Borrower and each Guarantor agree to execute such amendments, modifications, and additions as may be requested by Agent from time to time.

15. This Fourth Amendment may be executed in any number of counterparts and all of such counterparts taken together shaft be deemed to constitute one and the same instrument.

16. THIS FOURTH AMENDMENT AND THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF LOUISIANA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

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IN WITNESS WHEREOF, the Borrower, the Guarantors, the Lenders, the LC Issuer and the Agent have executed this Fourth Amendment as of the date first above written.

BORROWER: GULF ISLAND FABRICATION, INC.

By:	/s/ Kerry J. Chauvin
Kerry J. Chauvin, President & CEO

GUARANTORS: GULF ISLAND, L.L.C.

By:	/s/ Kirk J. Meche
Kirk J. Meche, President & CEO

DOLPHIN SERVICES, L.L.C., successor by merger to Dolphin Services, Inc.

By:	/s/ William J. Fromenthal
William J. Fromenthal, President & CEO

SOUTHPORT, L.L.C.

By:	/s/ Jacques C. Olivier
Jacques C. Olivier, President & CEO

GULF ISLAND MINDOC COMPANY, L.L.C.

By:	/s/ Kerry J. Chauvin
Kerry J. Chauvin, Manager

NEW VISION, L.P. By: New Vision General Partner, L.L.C.

By:	/s/ Kerry J. Chauvin
Kerry J. Chauvin, Manager

NEW VISION GENERAL PARTNER, L.L.C.

By:	/s/ Kerry J. Chauvin
Kerry J. Chauvin, Manager

NEW VISION LIMITED PARTNER, L.L.C.

By:	/s/ Kerry J. Chauvin
Kerry J. Chauvin, Manager

LENDERS: JPMorgan Chase Bank, N.A., Successor by merger to Bank One, NA, Chicago Individually, as LC Issuer, and as Agent

By:	/s/ Tara T. Narasiman
Tara T. Narasiman, Associate

WHITNEY NATIONAL BANK

By:	/s/ Josh J. Jones
Josh J. Jones, Assistant Vice President

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